SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549


                            ____________________



                                 FORM 8-K

                              CURRENT REPORT
                   Pursuant to Section 13 or 15(d) of the
                       SECURITIES EXCHANGE ACT OF 1934


                           ____________________


Date of Report:  March 17, 1999

GOLDEN CYCLE GOLD CORPORATION
(Exact name of registrant as specified in its charter)

      COLORADO                       0-11226                84-0630963
(State or other jurisdiction of    (Commission           (I.R.S. Employer
incorporation or organization)     File Number)          Identification No.)

2340 Robinson Street, Suite 201, Colorado Springs, Colorado     80904
(Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code:   (719) 471-9013


                           NO CHANGES
(Former name, former address and former fiscal year, if changed since last report)


Total number of sequentially numbered pages in this filing, including exhibits thereto: 3 .

ITEM 1.     CHANGE IN CONTROL OF THE REGISTRANT

Friday, March 12, the registrant was notified by Euro-Nevada Mining Corporation, Inc. ("EN") and certain shareholders that EN had accepted offers from shareholders owning approximately 54% of the issued and outstanding shares of the registrant's Common Stock. The closing of this transaction is subject to certain conditions and would result in a change of control of the registrant.


EXHIBITS:
     A.  Golden Cycle Gold Corporation news release dated March 12, 1999.





SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


GOLDEN CYCLE GOLD CORPORATION



                                       /s/ Birl W. Worley Jr.
                                       Birl W. Worley Jr.
                                       President & CEO


                                       /s/ R. Herbert Hampton
                                       R. Herbert Hampton
                                       VP Finance


Date:  March 17, 1999










Page 2 of  3

FOR IMMEDIATE RELEASE:  Friday, March 12, 1999

CONTACT: R. Herbert Hampton
         Vice President, Finance
         Golden Cycle Gold Corporation
         (719) 471-9013


Colorado Springs, CO - Golden Cycle Gold Corporation (PCX: GCC) announced today that it had been advised by Euro-Nevada Mining Corporation, Inc. ("Euro-Nevada") that it had accepted offers from shareholders owning approximately 54% of the issued and outstanding shares of Golden Cycle, on a fully diluted basis, to sell their shares to Euro-Nevada or its nominee for a cash purchase price of US$13.50 per share. No officers or directors of Golden Cycle are included among the selling shareholders. The closing of the transaction is subject to certain conditions, including Euro-Nevada performing due diligence satisfactory to it relating to Golden Cycle and compliance with applicable regulatory requirements. It is expected that the closing of the private sales will occur by the end of July 1999. Euro-Nevada has also advised Golden Cycle it will, upon completion of the stock purchase, promptly enter into negotiations with Golden Cycle to execute a merger agreement to acquire the balance of the Golden Cycle shares for a cash price of US$13.50 per share. Upon entering into negotiations with Euro-Nevada to effectuate a merger, the Board of Directors of Golden Cycle intends to take all appropriate actions to evaluate the offer and advise the shareholders accordingly.

Golden Cycle Gold Corporation is a Colorado corporation organized to discover, develop and mine precious metal properties. The primary business of the company consists of its participation in the Cripple Creek & Victor Gold Mining Company, a joint venture with Pikes Peak Mining Company. The Joint Venture engages in gold mining activity in the Cripple Creek area of Colorado.

This release contains forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are not a guarantee of future performance or achievements and involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements to differ materially from those expressed or implied in such forward-looking statements.